Exhibit 99.1

For Immediate Release

For more information, contact:
James J. Burke
Standard Motor Products, Inc.
(718) 392-0200

Standard Motor Products, Inc. Announces

Fourth Quarter and 2017 Year End Results

New York, NY, February 20, 2018......Standard Motor Products, Inc. (NYSE: SMP), an automotive replacement parts manufacturer and distributor, reported today its consolidated financial results for the three months and for the year ended December 31, 2017.

Consolidated net sales for the fourth quarter of 2017 were $240 million, compared to consolidated net sales of $229.8 million during the comparable quarter in 2016. Earnings (Loss) from continuing operations for the fourth quarter of 2017 were ($8.1) million or (36) cents per diluted share, compared to $8.8 million or 38 cents per diluted share in the fourth quarter of 2016. Excluding non-operational gains and losses and the impact of the Tax Cuts and Jobs Act identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the fourth quarter of 2017 were $12.4 million or 54 cents per diluted share, compared to $9.8 million or 42 cents per diluted share in the fourth quarter of 2016.

37-18 Northern Blvd., Long Island City, NY  11101
(718) 392-0200
www.smpcorp.com

Consolidated net sales for 2017 were $1,116.1 million, compared to consolidated net sales of $1,058.5 million during the comparable period in 2016.  Earnings from continuing operations for 2017 were $43.6 million or $1.88 per diluted share, compared to $62.4 million or $2.70 per diluted share in 2016.  Excluding non-operational gains and losses and the impact of the Tax Cuts and Jobs Act identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the year ended December 31, 2017, and 2016 were $65.6 million or $2.83 per diluted share and $63.9 million or $2.77 per diluted share, respectively.

Mr. Eric P. Sills, Standard Motor Products’ Chief Executive Officer and President stated, “We are pleased with our results in the fourth quarter, as both net sales and non-GAAP diluted earnings per share from continuing operations were ahead of the fourth quarter of 2016. For the year as a whole, comparable net sales and non-GAAP earnings were also ahead of the prior year, though results were negatively impacted by a mild Temperature Control season and the one-time costs of plant moves.

“Engine Management net sales were up 8.3% for the year. However, excluding the effect of the General Cable ignition wire acquisition—we acquired this business in May 2016, and thus we had the benefit of a full year sales in 2017 compared to seven months in 2016—Engine Management sales were up 3.3% in line with our long-term expectations. Temperature Control sales were down 1.6% for the year because of a cool summer. However, our customers experienced sales declines closer to 4%. We anticipate that this will lead to lower pre-season orders this year as they are entering 2018 with heavier than normal inventories.

“For the full year, our Engine Management gross margin fell nearly two points in 2017—from 31.3% in 2016 to 29.4% in 2017, primarily because of the cost of the plant moves, discussed below. Temperature Control gross margin, despite the lower sales, increased from 25.6% to 26.2%, as our operations in Reynosa, Mexico, and Foshan, China, continue to show improvement.

“Looking beyond the numbers, we are pleased that during 2017 we continued to make progress towards achieving our long-term strategic goals. We made strong strides in our ambitious programs of plant consolidations and relocations. We exited our factory in Grapevine, Texas, moving some of the operations to Greenville, South Carolina, and others to Reynosa, Mexico. We are closing our electronics facility in Orlando, Florida, and relocating it to Independence, Kansas. And as a result of the General Cable ignition wire acquisition, we are relocating their assembly operations from Nogales, Mexico, to our facility in Reynosa.

“Some of the moves are complete, and the balance will be done by the second half of 2018. In the short run, these moves entail a significant amount of time, effort, and cost, but in the long run they will make us a stronger company. We thank all our people for their immense efforts here.

“We also made progress in our goal of strategic acquisitions. At the end of November, we entered into a joint venture with Foshan Guangdong Automotive Air Conditioning Co., Ltd. (FGD), a compressor manufacturer in Foshan, China. We look to them to be a high-quality, low-cost supplier to our North American business, and, in the future, to be an integral part of our plan to develop our Temperature Control business in China.

“Looking ahead to 2018, we are anticipating some headwinds in the first half of the year. In Temperature Control, we had a very strong start to the year in 2017, up 24% in the first quarter and 9% for the half, as our customers rebuilt their inventories after a hot 2016. This was followed by a mild 2017 summer, leaving our customers with higher than normal inventory levels. We therefore expect pre-season Temperature Control orders to be significantly lower than the prior year. However, the full year results will be determined, as always, by the weather during the season itself. In addition, within Engine Management, two of the plant moves will not be complete until the second half of the year, and we will continue to incur additional costs during the first and second quarters.

“However, these are essentially short-term issues. In the long run, with a strong market position, a healthy balance sheet, a growing and aging vehicle population—and most of all, a dedicated and talented workforce—we look forward to the future.

“As announced previously, we are increasing our quarterly dividend from 19 cents to 21 cents payable on March 1, 2018. This represents our ninth consecutive year of dividend increases.”

Standard Motor Products, Inc. will hold a conference call at 11:00 AM, Eastern Time, on Tuesday, February 20, 2018.  The dial-in number is 888-632-3384 (domestic) or 785-424-1675 (international). The playback number is 800-839-5634 (domestic) or 402-220-2560 (international). The conference ID # is STANDARD.

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Standard Motor Products cautions investors that any forward-looking statements made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results, events or performance to differ materially from those contemplated by such forward looking statements. Among the factors that could cause actual results, events or performance to differ materially from those risks and uncertainties discussed in this press release are those detailed from time-to-time in prior press releases and in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q.  By making these forward-looking statements, Standard Motor Products undertakes no obligation or intention to update these statements after the date of this release.

STANDARD MOTOR PRODUCTS, INC.
Consolidated Statements of Operations

(In thousands, except per share amounts)

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
NET SALES	$239,978	$229,799	$1,116,143	$1,058,482

COST OF SALES	170,633	163,028	789,487	735,995

GROSS PROFIT	69,345	66,771	326,656	322,487

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	51,348	52,625	223,584	221,658
RESTRUCTURING AND INTEGRATION EXPENSES	2,259	1,830	6,173	3,957
OTHER INCOME , NET	329	314	1,275	1,195

OPERATING INCOME	16,067	12,630	98,174	98,067

OTHER NON-OPERATING INCOME (EXPENSE), NET	(1,285)	1,253	597	2,059

INTEREST EXPENSE	544	350	2,329	1,556

EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	14,238	13,533	96,442	98,570

PROVISION FOR INCOME TAXES	22,344	4,694	52,812	36,158

EARNINGS (LOSS) FROM CONTINUING OPERATIONS	(8,106)	8,839	43,630	62,412

LOSS FROM DISCONTINUED OPERATION, NET OF INCOME TAXES	(541)	(487)	(5,654)	(1,982)

NET EARNINGS (LOSS)	$(8,647)	$8,352	$37,976	$60,430

NET EARNINGS (LOSS) PER COMMON SHARE:

BASIC EARNINGS (LOSS) FROM CONTINUING OPERATIONS	$(0.36)	$0.39	$1.92	$2.75
DISCONTINUED OPERATION	(0.02)	(0.02)	(0.25)	(0.09)
NET EARNINGS (LOSS) PER COMMON SHARE - BASIC	$(0.38)	$0.37	$1.67	$2.66

DILUTED EARNINGS (LOSS) FROM CONTINUING OPERATIONS	$(0.36)	$0.38	$1.88	$2.70
DISCONTINUED OPERATION	(0.02)	(0.02)	(0.24)	(0.08)
NET EARNINGS (LOSS) PER COMMON SHARE - DILUTED	$(0.38)	$0.36	$1.64	$2.62

WEIGHTED AVERAGE NUMBER OF COMMON SHARES	22,582,763	22,825,109	22,726,491	22,722,517
WEIGHTED AVERAGE NUMBER OF COMMON AND DILUTIVE SHARES	23,045,565	23,201,501	23,198,392	23,082,578

STANDARD MOTOR PRODUCTS, INC.
Segment Revenues and Operating Income

(In thousands)

	THREE MONTHS ENDED DECEMBER 31,				TWELVE MONTHS ENDED DECEMBER 31,
	2017		2016		2017		2016
	(unaudited)				(unaudited)
Revenues
Engine Management	$197,974		$185,228		$829,413		$765,539
Temperature Control	40,286		42,652		279,127		283,740
All Other	1,718		1,919		7,603		9,203
	$239,978		$229,799		$1,116,143		$1,058,482

Gross Margin
Engine Management	$56,260	28.4%	$51,754	27.9%	$243,791	29.4%	$239,710	31.3%
Temperature Control	10,715	26.6%	12,100	28.4%	73,254	26.2%	72,547	25.6%
All Other	2,370		2,917		9,611		10,230
	$69,345	28.9%	$66,771	29.1%	$326,656	29.3%	$322,487	30.5%

Selling, General & Administrative
Engine Management	$33,498	16.9%	$33,682	18.2%	$141,995	17.1%	$136,590	17.8%
Temperature Control	10,665	26.5%	10,845	25.4%	51,880	18.6%	52,623	18.5%
All Other	7,185		8,098		29,709		32,445
	$51,348	21.4%	$52,625	22.9%	$223,584	20.0%	$221,658	20.9%

Operating Income
Engine Management	$22,762	11.5%	$18,072	9.8%	$101,796	12.3%	$103,120	13.5%
Temperature Control	50	0.1%	1,255	2.9%	21,374	7.7%	19,924	7.0%
All Other	(4,815)		(5,181)		(20,098)		(22,215)
	17,997	7.5%	14,146	6.2%	103,072	9.2%	100,829	9.5%
Restructuring & Integration	(2,259)	-0.9%	(1,830)	-0.8%	(6,173)	-0.6%	(3,957)	-0.4%
Other Income, Net	329	0.1%	314	0.1%	1,275	0.1%	1,195	0.1%
	$16,067	6.7%	$12,630	5.5%	$98,174	8.8%	$98,067	9.3%

STANDARD MOTOR PRODUCTS, INC.
Reconciliation of GAAP and Non-GAAP Measures

(In thousands, except per share amounts)
	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
EARNINGS (LOSS) FROM CONTINUING OPERATIONS

GAAP EARNINGS (LOSS) FROM CONTINUING OPERATIONS	$(8,106)	$8,839	$43,630	$62,412

RESTRUCTURING AND INTEGRATION EXPENSES	2,259	1,830	6,173	3,957
IMPAIRMENT OF OUR INVESTMENT IN ORANGE ELECTRONICS CO.,LTD	1,815	-	1,815	-
IMPACT OF TAX CUTS AND JOBS ACT	17,515	-	17,515	-
CERTAIN TAX CREDITS AND PRODUCTION DEDUCTIONS FINALIZED IN PERIOD	-	-	(463)	(235)
GAIN FROM SALE OF BUILDINGS	(262)	(262)	(1,048)	(1,048)
INCOME TAX EFFECT RELATED TO RECONCILING ITEMS	(799)	(628)	(2,050)	(1,164)

NON-GAAP EARNINGS FROM CONTINUING OPERATIONS	$12,422	$9,779	$65,572	$63,922

DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS

GAAP DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS	$(0.36)	$0.38	$1.88	$2.70

RESTRUCTURING AND INTEGRATION EXPENSES	0.10	0.08	0.27	0.17
IMPAIRMENT OF OUR INVESTMENT IN ORANGE ELECTRONICS CO.,LTD	0.08	-	0.08	-
IMPACT OF TAX CUTS AND JOBS ACT	0.76	-	0.75	-
CERTAIN TAX CREDITS AND PRODUCTION DEDUCTIONS FINALIZED IN PERIOD	-	-	(0.02)	(0.01)
GAIN FROM SALE OF BUILDINGS	(0.01)	(0.01)	(0.04)	(0.04)
INCOME TAX EFFECT RELATED TO RECONCILING ITEMS	(0.03)	(0.03)	(0.09)	(0.05)

NON-GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.54	$0.42	$2.83	$2.77

OPERATING INCOME

GAAP OPERATING INCOME	$16,067	$12,630	$98,174	$98,067

RESTRUCTURING AND INTEGRATION EXPENSES	2,259	1,830	6,173	3,957
OTHER INCOME, NET	(329)	(314)	(1,275)	(1,195)

NON-GAAP OPERATING INCOME	$17,997	$14,146	$103,072	$100,829

MANAGEMENT BELIEVES THAT EARNINGS FROM CONTINUING OPERATIONS, DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS, AND OPERATING INCOME, EACH OF WHICH ARE NON-GAAP MEASUREMENTS AND ARE ADJUSTED FOR SPECIAL ITEMS, ARE MEANINGFUL TO INVESTORS BECAUSE THEY PROVIDE A VIEW OF THE COMPANY WITH RESPECT TO ONGOING OPERATING RESULTS. SPECIAL ITEMS REPRESENT SIGNIFICANT CHARGES OR CREDITS THAT ARE IMPORTANT TO AN UNDERSTANDING OF THE COMPANY'S OVERALL OPERATING RESULTS IN THE PERIODS PRESENTED. SUCH NON-GAAP MEASUREMENTS ARE NOT RECOGNIZED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND SHOULD NOT BE VIEWED AS AN ALTERNATIVE TO GAAP MEASURES OF PERFORMANCE.

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Balance Sheets

(In thousands)

	December 31, 2017	December 31, 2016
	(Unaudited)

ASSETS

CASH	$17,323	$19,796

ACCOUNTS RECEIVABLE, GROSS	145,024	139,055
ALLOWANCE FOR DOUBTFUL ACCOUNTS	4,967	4,425
ACCOUNTS RECEIVABLE, NET	140,057	134,630

INVENTORIES	326,411	312,477
OTHER CURRENT ASSETS	12,300	7,318

TOTAL CURRENT ASSETS	496,091	474,221

PROPERTY, PLANT AND EQUIPMENT, NET	89,103	78,499
GOODWILL	67,413	67,231
OTHER INTANGIBLES, NET	56,261	64,056
DEFERRED INCOME TAXES	32,420	51,127
OTHER ASSETS	46,279	33,563

TOTAL ASSETS	$787,567	$768,697

LIABILITIES AND STOCKHOLDERS' EQUITY

NOTES PAYABLE	$57,000	$54,812
CURRENT PORTION OF OTHER DEBT	4,699	43
ACCOUNTS PAYABLE	77,990	83,878
ACCRUED CUSTOMER RETURNS	35,916	40,176
OTHER CURRENT LIABILITIES	110,292	104,932

TOTAL CURRENT LIABILITIES	285,897	283,841

LONG-TERM DEBT	79	120
ACCRUED ASBESTOS LIABILITIES	33,376	31,328
OTHER LIABILITIES	14,561	12,380

TOTAL LIABILITIES	333,913	327,669

TOTAL STOCKHOLDERS' EQUITY	453,654	441,028

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$787,567	$768,697

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Statements of Cash Flows

(In thousands)

	TWELVE MONTHS ENDED DECEMBER 31,
	2017	2016
	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
NET EARNINGS	$37,976	$60,430
ADJUSTMENTS TO RECONCILE NET EARNINGS TO NET CASH PROVIDED BY OPERATING ACTIVITIES:
DEPRECIATION AND AMORTIZATION	23,916	20,457
OTHER	38,551	11,505
CHANGE IN ASSETS AND LIABILITIES:
ACCOUNTS RECEIVABLE	(5,100)	(8,826)
INVENTORY	(13,901)	(20,155)
ACCOUNTS PAYABLE	(7,186)	7,345
PREPAID EXPENSES AND OTHER CURRENT ASSETS	(4,869)	3,475
SUNDRY PAYABLES AND ACCRUED EXPENSES	(6,015)	20,990
OTHER	1,245	2,584
NET CASH PROVIDED BY OPERATING ACTIVITIES	64,617	97,805

CASH FLOWS FROM INVESTING ACTIVITIES
ACQUISITIONS OF AND INVESTMENTS IN BUSINESSES	(6,808)	(67,289)
CAPITAL EXPENDITURES	(24,442)	(20,921)
OTHER INVESTING ACTIVITIES	22	192
NET CASH USED IN INVESTING ACTIVITIES	(31,228)	(88,018)

CASH FLOWS FROM FINANCING ACTIVITIES
NET CHANGE IN DEBT	6,253	7,473
PURCHASE OF TREASURY STOCK	(24,376)	(377)
DIVIDENDS PAID	(17,287)	(15,447)
OTHER FINANCING ACTIVITIES	(534)	595
NET CASH USED IN FINANCING ACTIVITIES	(35,944)	(7,756)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	82	(1,035)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(2,473)	996
CASH AND CASH EQUIVALENTS at beginning of Year	19,796	18,800
CASH AND CASH EQUIVALENTS at end of Year	$17,323	$19,796